UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2008
UNITED COMMUNITY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
275 West Federal Street, Youngstown, Ohio 44503-1203
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (330) 742-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 31, 2008, Thomas J. Cavalier, a member of the Board of Directors of the Company and a “named executive officer” of the Company for 2007 by virtue of his position as Chairman, Chief Executive Officer and President of Butler Wick Corp., a wholly-owned subsidiary of the Company, resigned from the Board effective December 31, 2008.
     Mr. Cavalier’s resignation did not relate to any disagreement with the Company, and occurred in connection with the completion of the sale of Butler Wick & Co., Inc., a wholly-owned subsidiary of Butler Wick Corp., to Stifel Financial Corp. Mr. Cavalier remains an officer of Butler Wick & Co., Inc., which is now owned by Stifel Financial Corp. In connection with the sale of Butler Wick & Co., Inc., Mr. Cavalier also resigned as a Director and Chairman, Chief Executive Officer and President of Butler Wick Corp. effective December 31, 2008. Butler Wick Corp. remains a wholly-owned subsidiary of the Company.
Item 8.01 Other Events.
     On December 31, 2008, the Company successfully completed the sale of Butler Wick & Co., Inc. to Stifel Financial Corp., after meeting all customary closing conditions. The transaction was previously announced December 18, 2008, and involved a purchase price of $12,000,000 in cash, subject to post-closing adjustments.
     A copy of the press release announcing the closing of the transaction is attached hereto as Exhibit 99 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
99	Press release dated January 2, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.
By:	/s/ Jude J. Nohra
Jude J. Nohra, Secretary

Date: January 7, 2009